Exhibit 99.2

MEDIA RELEASE

Cboe and S&P Dow Jones Indices Sign 25-Year Extension of Exclusive Licensing Agreement, Through 2051

Agreement extends Cboe's exclusive licensing rights for S&P 500 Index options through 2051 and creates new opportunities for innovation across next-generation markets and technologies

CHICAGO and NEW YORK – September 29, 2026 – Cboe Global Markets, Inc. (Cboe: CBOE), a leading global markets operator and pioneer in equity and index derivatives, and S&P Dow Jones Indices (“S&P DJI”), the world’s leading index provider, today announced a 25-year extension of their exclusive licensing agreement that will continue their longstanding collaboration through 2051.

Under the extended agreement, Cboe will continue to have the exclusive rights to offer trading in its flagship S&P 500® Index (SPX) options. Cboe and S&P DJI may also collaborate to pursue innovation beyond traditional index derivatives, including new products like tokenized options contracts.

The agreement builds on more than 40 years of collaboration between Cboe and S&P DJI that began in 1983 with the launch of SPX options – a breakthrough innovation that has since become the global standard for how investors worldwide gain and manage U.S. equity market exposure.

"Cboe and S&P DJI have created one of the industry's great success stories. By combining S&P DJI’s index expertise with Cboe's unmatched ability to build and operate highly liquid derivatives markets, we have built one of the world’s most liquid products and a relationship that has delivered lasting value across the global financial marketplace,” said Craig Donohue, Chief Executive Officer of Cboe Global Markets. “This extension allows us to further grow our SPX and VIX franchises, while providing the certainty and continuity that our customers have come to expect in these products. It also gives us significant runway to pursue the next frontier of innovation and stay ahead of evolving investor needs and emerging technologies. The opportunities ahead are as compelling as those that first brought our organizations together 43 years ago, and we look forward to what we can achieve together in the decades ahead.”

"The S&P 500 is the definitive barometer of U.S. equity market performance and the most widely tracked index in the world," said Catherine Clay, Chief Executive Officer of S&P DJI. "Investor demand for exposure to U.S. equities continues to accelerate, and we see a future where every investor, everywhere, can access this benchmark in the format that best suits their needs. Cboe brings deep expertise in developing, listing, and operating liquid derivatives markets that complements our index expertise, and this agreement allows us to keep innovating for the next generation of investors."

SPX options are one of the world’s most liquid and actively traded index options. Reflecting growing global demand for exposure to U.S. equity markets, SPX options set a record annual volume of 970.6 million contracts in 2025, with average daily volume of 3.9 million contracts – a 25% increase over the prior year and the 4th consecutive year of record trading activity.

In recent years, Cboe has continued to grow the SPX options suite, alongside its closely connected VIX options and futures franchise, through new products, structures and expirations, expanding the range of tools available and access for retail and institutional investors globally.

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About Cboe Global Markets

Cboe Global Markets (Cboe: CBOE) is a leading global markets operator with a long history of innovation in equity and index derivatives. Since launching the world’s first listed options exchange in 1973, Cboe has pioneered landmark products, including the introduction of S&P 500® index options and the creation of the VIX® Index, the world's leading gauge of market volatility, reshaping how investors manage risk and access opportunity. Today, Cboe operates derivatives, equities, and FX markets, providing trading, clearing, and investment solutions for customers worldwide. To learn more, visit www.cboe.com.

About S&P Dow Jones Indices

S&P Dow Jones Indices is the largest global resource for essential index-based concepts, data and research, and home to iconic financial market indicators, such as the S&P 500® and the Dow Jones Industrial Average®. More assets are invested in products based on our indices than products based on indices from any other provider in the world. Since Charles Dow invented the first index in 1884, S&P DJI has been innovating and developing indices across the spectrum of asset classes helping to define the way investors measure and trade the markets. S&P Dow Jones Indices is a division of S&P Global (NYSE: SPGI), which provides essential intelligence for individuals, companies, and governments to make decisions with confidence. For more information, visit: www.spglobal.com/spdji.

Cboe Media Contact	S&P DJI Media Contact
Angela Tu	Silke McGuinness
atu@cboe.com	silke.mcguinness@spglobal.com
+1 (917) 985-1496	+1 (415) 205-8414

Cboe Analyst Contact	S&P Global Investor Contact
Kenneth Hill	Mark Grant
khill@cboe.com	mark.grant@spglobal.com
+1 (312) 786-7559	+1 (347) 640-1521

CBOE-C
CBOE-OE

Cboe®, Cboe Global Markets®, and VIX ® are registered trademarks or service marks of Cboe Exchange, Inc The S&P 500 Index is proprietary to S&P Dow Jones Indices LLC or its affiliates. S&P®, S&P 500®, The 500®, 500™, US 500™ and SPX® are trademarks of Standard & Poor's Financial Services, LLC or its affiliates; Dow Jones®, is a trademark of Dow Jones Trademark Holdings LLC; all of which have been licensed for use by Cboe Exchange, Inc. Cboe Exchange's options on the S&P 500 Index are not sponsored, issued or endorsed by S&P Dow Jones Indices and S&P Dow Jones Indices does not have any liability with respect thereto. All other trademarks and service marks are the property of their respective owners.

Any products that have the S&P Index or Indexes as their underlying interest are not sponsored, endorsed, sold or promoted by Standard & Poor's or Cboe and neither Standard & Poor's nor Cboe make any representations or recommendations concerning the advisability of investing in products that have S&P indexes as their underlying interests. All other trademarks and service marks are the property of their respective owners.

Cboe Global Markets, Inc. and its affiliates do not recommend or make any representation as to possible benefits from any securities, futures or investments, or third-party products or services. Cboe Global Markets, Inc. is not affiliated with S&P. Investors should undertake their own due diligence regarding their securities, futures, and investment practices. This press release speaks only as of this date. Cboe Global Markets, Inc. disclaims any duty to update the information herein.

Nothing in this announcement should be considered a solicitation to buy or an offer to sell any securities or futures in any jurisdiction where the offer or solicitation would be unlawful under the laws of such jurisdiction. Nothing contained in this communication constitutes tax, legal or investment advice. Investors must consult their tax adviser or legal counsel for advice and information concerning their particular situation.

Cboe Global Markets, Inc. and its affiliates make no warranty, expressed or implied, including, without limitation, any warranties as of merchantability, fitness for a particular purpose, accuracy, completeness or timeliness, the results to be obtained by recipients of the products and services described herein, or as to the ability of the indices referenced in this press release to track the performance of their respective securities, generally, or the performance of the indices referenced in this press release or any subset of their respective securities, and shall not in any way be liable for any inaccuracies or errors. Cboe Global Markets, Inc. and its affiliates have not calculated, composed or determined the constituents or weightings of the securities that comprise the third-party indices referenced in this press release and shall not in any way be liable for any inaccuracies or errors in any of the indices referenced in this press release.

There are important risks associated with transacting in any of the Cboe products discussed here. Before engaging in any transactions in those products, it is important for market participants to carefully review the disclosures and disclaimers contained at: https://www.cboe.com/us_disclaimers/. Options involve risk and are not suitable for all market participants. Prior to buying or selling an option, a person should review the Characteristics and Risks of Standardized Options (ODD), which is required to be provided to all such persons. Copies of the ODD are available from your broker or from The Options Clearing Corporation, 125 S. Franklin Street, Suite 1200, Chicago, IL 60606.

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as "may," "might," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Some factors that could cause actual results to differ include: the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; price and new products and services competition and consolidation in our industry; decreases in trading or clearing volumes, market data fees or a shift in the mix of products traded on our exchanges; legislative or regulatory changes or changes in tax regimes; our ability to protect our systems and communication networks from security vulnerabilities and breaches; our ability to attract and retain skilled management and other personnel; increasing competition by foreign and domestic entities; our business and operational dependence on and exposure to risk from third parties; factors that impact the quality and integrity of our and other applicable indices; our ability to manage our global operations, growth, and strategic acquisitions, wind downs, divestitures, or alliances effectively; increases in the cost of the products and services we use; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to minimize the risks, including our credit, liquidity, market, investment, counterparty, and default risks, associated with operating our clearinghouses; our ability to accommodate trading and clearing volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; misconduct by those who use our markets or our products or for whom we clear transactions; challenges to our use of open source software code; our ability to meet our compliance obligations, including managing our business interests and our regulatory responsibilities; the loss of key customers or a significant reduction in trading or clearing volumes by key customers; damage to our reputation; the ability of our compliance and risk management methods to effectively monitor and manage our risks; restrictions imposed by our debt obligations and our ability to make payments on or refinance our debt obligations; our ability to maintain an investment grade credit rating; impairment of our goodwill, long-lived assets, investments or intangible assets; the accuracy of our estimates and expectations; and litigation risks and other liabilities. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings made from time to time with the SEC.

We do not undertake, and we expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.